As filed with the Securities and Exchange Commission on April 21, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVENT TECHNOLOGIES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	6770	83-0982969
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

500 Rutherford Avenue, Suite 102

Boston, MA 02129

(617) 655-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vassilios Gregoriou
Chief Executive Officer
500 Rutherford Avenue, Suite 102

Boston, MA 02129

(617) 655-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Katherine J. Blair, Esq. Danli Lan, Esq. Manatt, Phelps & Phillips, LLP 2049 Century Park East, Suite 1700 Los Angeles, CA 90067 (310) 312-4000	James Coffey, Esq. Chief Operating Officer & General Counsel Advent Technologies Holdings, Inc. 500 Rutherford Avenue, Suite 102 Boston, MA 02129 (617) 655-6000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a prospectus covering the offer, issuance, and sale by Advent Technologies Holdings, Inc. (collectively referred to as “Advent”, the “Company,” “we,” “us,” and “our”) of up to a maximum aggregate offering price of $200,000,000 of our common stock, preferred stock, debt securities, warrants, rights, and units; and

●	a prospectus relating to the offer and resale of an aggregate of up to 50,635,593 shares of our common stock, which consists of 635,593 shares of our common stock that were issued to Lincoln Park Capital Fund, LLC (“Lincoln Park”) as commitment shares concurrently with the execution of a purchase agreement between us and Lincoln Park dated April 10, 2023 (the “Purchase Agreement”), and up to 50,000,000 shares of our common stock that we may issue and sell from time to time under the Purchase Agreement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 21, 2023

PRELIMINARY PROSPECTUS

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

From time to time, we may offer to sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices, and on terms to be determined at the time of any such offering. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $200,000,000.

This prospectus provides a general description of the securities that we may offer. Each time any securities are offered pursuant to this prospectus, we will provide specific information about the offered securities in one or more supplements to this prospectus.

Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

Our common stock and warrants are listed on Nasdaq under the symbols “ADN” and “ADNWW”, respectively. Any prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 3 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our securities.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2023

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered pursuant to the registration statement of which this prospectus forms a part. Each time we sell securities pursuant to the registration statement of which this prospectus forms a part, a prospectus supplement will be provided that contains specific information about the terms of that offering and the securities being sold in that offering. The prospectus supplement may also add to, update or change the information contained in or incorporated by reference in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should only rely on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find Additional Information” and “Information We Incorporate by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

References in this prospectus to the terms “we,” “us,” “our,” “the Company,” or other similar terms refer to Advent Technologies Holdings, Inc., a Delaware corporation, together with its consolidated subsidiaries.

ii

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the common stock and warrants offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain an Internet website at http://www.advent.energy. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other document filed with the SEC and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from either the SEC or us as indicated above.

iii

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023 (the “Annual Report”);

●	our Current Reports on Form 8-K, filed with the SEC on March 10, 2023, March 29, 2023, March 31, 2023 and April 11, 2023 (in each case, excluding Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto); and

●	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on November 14, 2018, as amended by our Current Reports on Form 8-K filed with the SEC on February 9, 2021 (File No.: 001-28742), and any amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.4 to the Annual Report.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of the registration statement of which this prospectus forms a part and prior to its effectiveness and prior to the completion of the offering of all securities under this prospectus and any prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus or any accompanying prospectus supplement (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:

Advent Technologies Holdings, Inc.

Corporate Secretary

500 Rutherford Avenue, Suite 102

Boston, MA 02129

(617) 655-6000

iv

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents to which the Company refers you to in this prospectus, as well as oral statements made or to be made by the Company, include certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the Private Securities Litigation Reform Act of 1995 and other federal securities laws, which are referred to as the safe harbor provisions, with respect to the businesses, strategies and plans of the Company and its expectations relating to its future financial condition and performance. Statements included in this prospectus that are not historical facts are forward-looking statements, including statements about the beliefs and expectations of the management of the Company. Words such as “believe,” “continue,” “could,” “expect,” “plan,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “potential,” “predict”, “should,” “may,” “might,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements that are intended to be covered by the safe harbor provisions.

Any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as supplemented by our Quarterly Reports on Form 10-Q, and discussed elsewhere in this prospectus, each prospectus supplement, and the information incorporated by reference in this prospectus and each prospectus supplement. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

All subsequent written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise, except as may be required by law.

v

ABOUT ADVENT TECHNOLOGIES HOLDINGS, INC.

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks discussed under “Risk Factors” beginning on page 3 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

The Company

Advent is an advanced materials and technology development company operating in the fuel cell and hydrogen technology space. Advent develops, manufactures, and assembles complete fuel cell systems and the critical components that determine the performance of hydrogen fuel cells and other energy systems, as well as high-temperature proton exchange membranes (“HT-PEM” or “HT-PEMs”) and fuel cell systems for the off-grid and portable power markets and plans to expand into the mobility market. Advent’s mission is to become a leading provider of fuel cell systems, HT-PEMs, fuel cells, and HT-PEM based membrane electrode assemblies (“MEA” or “MEAs”), which are critical components used in fuel cells, and other electrochemical applications such as electrolyzers and flow batteries. Advent develops the core chemistry components, the MEAs, that enable fuel cells to operate at high temperatures and also provide these MEAs to third-party fuel cell manufacturers.

To date, Advent’s principal operations have been to develop and manufacture MEAs, and to design fuel cell stacks and complete fuel cell systems for a range of customers in the stationary power, portable power, automotive, aviation, energy storage and sensor markets. Advent has its headquarters, research and development, and manufacturing facility in Boston, Massachusetts, a product development facility in Livermore, California, and production facilities in Greece, Denmark, and Germany and sales and warehousing facilities in the Philippines.

The majority of Advent’s current revenue derives from the sale and servicing of fuel cell systems and MEAs, as well as the sale of membranes and electrodes for specific applications in the iron flow battery and cellphone markets, respectively. While fuel cell systems and MEA sales and associated revenues are expected to provide the majority of Advent’s future income, both of these markets remain commercially viable and have the potential to generate material future revenues based on Advent’s existing customers. Advent has also secured grant funding for a range of projects from research agencies and other organizations. Advent expects to continue to be eligible for grant funding based on its product development activities over the foreseeable future.

Advent plans to scale-up U.S. and European production and its global sales operations to handle future demand. Advent’s investment priorities are increasing MEA production volumes, executing on new product development initiatives (next-generation fuel cell systems and MEAs), and optimizing production operations to improve unit costs. Advent’s principal focus is on the total fuel cell market, from components to complete systems, and we plan to use our products and technology to address pressing global climate needs.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Advent elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Advent, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time Advent is no longer considered to be an emerging growth company. At times, Advent may elect to early adopt a new or revised standard. See Note 2 in the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for more information about the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the year ended December 31, 2022.

In addition, Advent relies on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, Advent intends to rely on such exemptions, Advent is not required to, among other things: (a) provide an auditor’s attestation report on Advent’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

Advent will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of Advent’s first fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement under the Securities Act of 1933, as amended, (b) the last date of Advent’s fiscal year in which Advent has total annual gross revenue of at least $1.235 billion, (c) the date on which Advent is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which Advent has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Corporate Information

Our principal executive offices are located at 500 Rutherford Avenue, Suite 102, Boston, MA 02129. Our telephone number is (617) 655-6000, and our website address is https://www.advent.energy. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS

Investing in any of our securities involves significant risks. Before making an investment decision, in addition to the other information contained in or incorporated by reference in this prospectus and any prospectus supplement, you should carefully consider the specific risks set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented, or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find Additional Information” and “Information We Incorporate by Reference.” If any of these risks actually occurs, our business, results of operations, and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results, and financial condition and the value of an investment in our securities. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock, and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, are summaries of material terms and provisions and are qualified by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, copies of which have been filed with the SEC and are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part.

Authorized and Outstanding Capital Stock

Pursuant to our second amended and restated certificate of incorporation (the “Charter”), the total number of shares of capital stock that we are authorized to issue is 111,000,000 shares, consisting of two classes as follows: (i) 110,000,000 shares of common stock, par value $0.0001 per share (the “common stock”), and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share.

As of March 31, 2023, there were approximately 31 holders of record of shares of our common stock and 2 holders of record of our warrants. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Common Stock

Voting Rights. Except as otherwise required by law or the second amended and restated certificate of incorporation, holders of common stock are entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders are generally entitled to vote; provided, that, except as otherwise required by law, holders of common stock shall not be entitled to vote on any amendment to the second amended and restated certificate of incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series of preferred stock are entitle, either separately or together with the holders of one or more other such series of preferred stock, to vote thereon pursuant to the second amended and restated certificate of incorporation or the DGCL.

Dividend Rights. The board of directors may from time to time declare, and the Company may pay, dividends (payable in cash, property or shares of capital stock) on the Company’s outstanding shares of capital stock, subject to applicable law and the second amended and restated certificate of incorporation.

Liquidation, Dissolution, and Winding Up. On the liquidation, dissolution, distribution of assets or winding up of the Company, each holder of shares of common stock will be entitled, pro rata on a per share basis, to all assets of the Company of whatever kind available for distribution to the holders of common stock, subject to the designations, preferences, limitations, restrictions and relative rights of any other class or series of preferred stock then outstanding.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Preferred Stock

Our second amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions. The payment of any cash dividends is within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Transfer Agent for our Common Stock

The transfer agent for our common stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction; or

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock.

The second amended and restated certificate of incorporation provides that our board of directors is classified into three classes of directors. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

The second amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Special meeting of stockholders

Our second amended and restated bylaws provide that special meetings of our stockholders may be called only by a majority vote of our board of directors, by our Chief Executive Officer or by our Chairman.

Advance notice requirements for stockholder proposals and director nominations

Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Action by written consent

Any action required or permitted to be taken by our common stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

Classified Board of Directors

Our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The second amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Stock Exchange Listing

Our Common Stock and Public Warrants are listed on Nasdaq under the symbols “ADN” and “ADNWW”, respectively.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee to be named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. Unless the context requires otherwise, we use the term “indenture” to refer to both the senior indenture and the subordinated indenture, as well as to refer to any supplemental indentures that specify the terms of a particular series of debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summary of material provisions of the senior debt securities, the subordinated debt securities, and the indenture is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series and the terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to that series (including any pricing supplement or term sheet), including the following terms, if applicable:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of that series of debt securities;

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of those guarantees;

●	the ranking (including the terms of the subordination of any series of subordinated debt securities);

●	the date or dates on which the principal of the securities of the series is payable;

●	the interest rate or rates (which may be fixed or variable), if any, and the method for calculating such interest rate or rates;

●	the identity of the trustee;

●	the dates from which interest will accrue, the interest payment dates, and the record dates for the interest payments;

●	the place or places where the principal of, and any premium or interest on, the debt securities shall be payable, where the securities of that series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	any mandatory or optional redemption terms, including any conditions precedent to such optional redemption;

●	if applicable, the period or periods within which, the price or prices at which and the terms and conditions upon which the securities of the series must be redeemed or may be redeemed, in whole or in part, at our option;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to that obligation;

●	any dates, if any, on which, and the price or prices at which, we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of any such repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

●	if the debt securities are denominated in other than U.S. dollars, the currency or currencies (including composite currencies) in which the debt securities are denominated, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of the principal of, and any premium or interest on, the debt securities of the series will be made;

●	if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to those payments will be determined;

●	the manner in which the amounts of payment of principal of, and any premium or interest on, the debt securities will be determined, including if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions, if any, relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the definitions, covenants, and successors described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents appointed with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price, and provisions affecting conversion or exchange if that series of debt securities is redeemed; and

●	any other terms of the series of debt securities that may supplement, modify, or delete any provision of the indenture (including any definitions therein) as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

In addition, we will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, or any premium or interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms, and other information with respect to that issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of and any premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for that global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event; (ii) we determine, in our sole discretion, not to have those securities represented by one or more global securities; or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Consolidation, Merger, and Sale of Assets

The indenture generally provides that we may not consolidate with or merge with or into, sell, convey, transfer, or dispose of all or substantially all of our assets to another entity, whether in one transaction or a series of related transactions, unless: (a)(i) the Company is the surviving corporation or (ii) the successor person (if other than the Company) (A) is a corporation, limited liability corporation, partnership, or trust organized under the laws of the United States, any state thereof, or the District of Columbia, and (B) expressly assumes by a supplemental indenture all of our obligations under the debt securities and the indenture, and (b) immediately after giving effect to the transaction no default or Event of Default (as defined below) and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (c) we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, or transfer and such supplemental indenture comply with the indenture.

Notwithstanding the above, (i) any subsidiary of the Company may consolidate with, merge into, or transfer all or part of its properties to us and (ii) the Company may merge with or into an affiliate of the Company incorporated or formed solely for the purpose of reincorporating or reorganizing the Company in another state of the United States or the District of Columbia or changing the legal domicile of the Company or for the sole purpose of forming or collapsing a holding company structure or changing the form of legal entity. Neither an officer’s certificate nor an opinion of counsel shall be required to be delivered in connection therewith.

Events of Default

“Event of Default” means, with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of, or any premium on, any debt security of that series at its maturity;

●	default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice thereof;

●	the occurrence of specified events of bankruptcy, insolvency, or reorganization; and

●	any other event of default provided with respect to a series of debt securities that is described in the applicable supplemental indenture or prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an Event of Default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an Event of Default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency, or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of those discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability, or expense, which might be incurred by it in performing that duty or exercising that right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series;

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of that Event of Default in its own name as trustee under the indenture;

●	such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses, and liabilities, which might be incurred by the trustee in compliance with the request;

●	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request, and offer of indemnity; and

●	no direction inconsistent with the written request has been given to the trustee during that 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date, subject to the satisfaction of any conditions to such redemption) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer, or principal accounting officer. If a default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

●	to add guarantees with respect to debt securities of a series or secure debt securities of a series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or Events of Default for the benefit of the holders of any series of debt securities;

●	to comply with the applicable rules or procedures of any applicable depositary;

●	to cure any ambiguity, defect, or inconsistency;

●	to comply with the provisions of the indenture concerning consolidations, mergers, and transfers of all or substantially all of our assets;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to make any change that does not materially adversely affect the rights of any holder of that series of debt securities;

●	to evidence and provide for the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate administration by more than one trustee;

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

●	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to change or eliminate any of the provisions of the indenture, provided that any such change or elimination shall not be effective with respect to any outstanding debt securities of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

●	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

●	reduce the principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security or that series;

●	reduce the principal of, or change the fixed maturity of, any debt security of that series or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to that series of debt securities;

●	reduce the principal amount of discount securities of that series payable upon acceleration of maturity;

●	waive a default or Event of Default in the payment of the principal of, or interest, if any, on any debt security of that series (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of, or any interest on, any debt security of that series payable in currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, (i) the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment and (ii) waivers or amendments; or

●	waive a redemption payment with respect to any debt security of that series, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to that series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect with respect to a series of debt securities when either:

●	we have delivered to the trustee for cancellation all outstanding debt securities of that series, other than any debt securities that have been destroyed, lost, or stolen and that have been replaced or paid as provided in the indenture;

●	all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited with the trustee as trust funds the entire amount, in cash in U.S. dollars or U.S. governmental obligations, sufficient to pay at maturity or upon redemption all debt securities of that series, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; or

●	we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the debt securities of that series.

In each case, we will also pay all other sums payable by us under the indenture with respect to the debt securities of that series and deliver to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the debt securities of that series have been complied with.

Defeasance

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance, and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions, which we refer to as covenant defeasance, then:

●	we may be released from our obligations with respect to certain covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement and supplemental indenture; and

●	any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series.

The conditions include:

●	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

●	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred; and

●	delivering to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to defeasance with respect to the debt securities of that series have been complied with.

Governing Law

The indenture and any debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of law provisions other than Section 5-1401 of the New York General Obligations Law).

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority to certain of our other indebtedness to the extent described in a prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, shares of our preferred stock, or debt securities. We may issue warrants independently of or together with shares of our common stock, shares of our preferred stock, debt securities, or other securities offered by any prospectus supplement. Warrants sold with other securities may be attached to or separate from shares of our common stock, shares of our preferred stock, debt securities, or other securities. We may issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, which we will name in the prospectus supplement relating to the particular issue of offered warrants. If we appoint a warrant agent, such warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants to be offered;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

●	the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;

●	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

●	if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	if applicable, a discussion of any material federal income tax considerations; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered, and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF RIGHTS

We may issue rights for the purchase of shares of our common stock, shares of our preferred stock, or debt securities. Each series of rights will be issued under a separate rights agreement to be entered into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will describe the specific terms of those rights. These terms may include some or all of the following:

●	the date for determining the persons entitled to participate in the rights distribution;

●	the title and aggregate number or amount of underlying securities purchasable upon exercise of the rights and the exercise price;

●	the aggregate number of rights being issued;

●	the date, if any, on and after which the rights may be transferable separately;

●	the date on which the right to exercise the rights will commence and the date on which the right will expire;

●	the number of rights outstanding, if any;

●	if applicable, a discussion of any material federal income tax considerations; and

●	any other terms of the rights, including the terms, procedures, and limitations relating to the distribution, exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of rights agreement, which will describe the terms of the series of rights being offered, and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The prospectus supplement relating to any particular issuance of units we offer will describe the terms of those units. These terms may include some or all of the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provision for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete. Such description will be qualified in its entirety by reference to the applicable form of unit agreement, including a form of unit certificate, which will describe the terms of the series of units being offered, and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

PLAN OF DISTRIBUTION

We may offer and sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

●	directly to one or more investors, including through a specific bidding, auction, or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public; or

●	through a combination of any of these methods or any other method permitted pursuant to applicable law.

In addition, the manner in which we may offer and sell some or all of the securities described in this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

●	privately negotiated transactions.

A prospectus supplement with respect to each offering of securities will set forth the terms of the offering and the method of distribution of the securities and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers, or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the purchase price of the securities being offered and the net proceeds to be received by us from the sale;

●	any public offering price;

●	any over-allotment options under which the underwriters may purchase additional securities from us;

●	any delayed delivery arrangements;

●	any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or markets on which the securities offered in the prospectus supplement may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	at prices related to the prevailing market prices; or

●	at negotiated prices.

In connection with the sale of the securities, underwriters, dealers, or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers, and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Any securities we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain, or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers, or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities to be offered by this prospectus will be passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California. Additional legal matters may be passed upon for us or any underwriters, dealers, or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Advent Technologies Holdings, Inc. appearing in Advent Technologies Holdings, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2022, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors-Accountants, or SOEL, Greece with registration number 107.

ADVENT TECHNOLOGIES HOLDINGS, INC.

$200,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

PROSPECTUS

           , 2023

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the SEC. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SUBJECT TO COMPLETION, DATED APRIL 21, 2023

PRELIMINARY PROSPECTUS

ADVENT TECHNOLOGIES HOLDINGS, INC.

Up to 50,000,000 Shares of Common Stock

and 635,593 Shares of Common Stock

This prospectus relates to the offer and resale of an aggregate of up to 50,635,593 shares of our common stock, $0.0001 par value per share, by Lincoln Park Capital Fund, LLC (“Lincoln Park” or the “Selling Stockholder”). The shares included in this prospectus consist of shares of common stock that we have issued or that we may, in our discretion, elect to issue and sell to Lincoln Park, from time to time after the date of this prospectus and the date of the satisfaction of the conditions to the Selling Stockholder’s purchase obligations (the “Commencement Date”) as set forth in the common stock purchase agreement we entered into with Lincoln Park on April 10, 2023 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Lincoln Park has committed to purchase from us, at our direction, up to $50,000,000 of our common stock, subject to the terms and conditions specified in the Purchase Agreement. The shares included in this prospectus also include the 635,593 shares of common stock (the “Commitment Shares”) that we issued to Lincoln Park concurrently with our execution of the Purchase Agreement as consideration for its irrevocable commitment to purchase shares of our common stock at our election in our sole discretion, from time to time after the date of this prospectus, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement. See the section titled “Lincoln Park Transaction” for a description of the Purchase Agreement and the section titled “Selling Stockholder” for additional information regarding Lincoln Park.

We are not selling any shares of common stock being offered by this prospectus and will not receive any of the proceeds from the sale of such shares by Lincoln Park. However, we may receive up to $50,000,000 in aggregate gross proceeds from sales of our common stock to Lincoln Park that we may, in our discretion, elect to make, from time to time after the date of this prospectus, pursuant to the Purchase Agreement.

Lincoln Park may sell or otherwise dispose of the shares of common stock included in this prospectus in a number of different ways and at varying prices. See the section titled “Plan of Distribution” for more information about how Lincoln Park may sell or otherwise dispose of the common stock being offered in this prospectus. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock and warrants are listed on Nasdaq under the symbols “ADN” and “ADNWW”, respectively. On April 20, 2023, the closing price of our common stock was $0.779 per share and the closing price of our warrants was $0.0899 per share.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus, and under similar headings in any amendments or supplements to this prospectus and in the documents incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, the Selling Stockholder may, from time to time offer and sell, shares of our common stock having an aggregate offering price of up to $50,000,000 pursuant to the Purchase Agreement and an additional 635,593 shares of our common stock that were issued to Lincoln Park as commitment shares under the Purchase Agreement.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. This prospectus, together with the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. Before purchasing our common stock, you should carefully read this prospectus, together with the additional information described under the heading “Where You Can Find Additional Information” and “Information of Documents by Reference.”

We and the Selling Stockholder have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. We and the Selling Stockholder take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

References in this prospectus to the terms “we,” “us,” “our,” “the Company,” or other similar terms refer to Advent Technologies Holdings, Inc., a Delaware corporation, together with its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to maintain the listing of our shares of common stock and warrants on Nasdaq;

●	our ability to raise financing in the future;

●	our success in retaining or recruiting officers, key employees or directors;

●	factors relating to our business, operations and financial performance, including:

○	our ability to control the costs associated with our operations;

○	our ability to grow and manage growth profitably;

○	our reliance on complex machinery for our operations and production;

○	the market’s willingness to adopt our technology;

○	our ability to maintain relationships with customers;

○	the potential impact of product recalls;

○	our ability to compete within our industry;

○	increases in costs, disruption of supply or shortage of raw materials;

○	risks associated with strategic alliances or acquisitions;

○	the impact of unfavorable changes in U.S. and international regulations;

○	the availability of and our ability to meet the terms and conditions for government grants and economic incentives; and

○	our ability to protect our intellectual property rights.

●	market conditions and global and economic factors beyond our control, including general economic conditions, unemployment and our liquidity, operations and personnel;

●	volatility of our stock price and potential share dilution;

●	future exchange and interest rates; and

●	other factors contained in, or incorporated into, this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2022, and any related free writing prospectus, under the section entitled “Risk Factors.”

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents we have filed with the SEC. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. For a discussion of the risks involved in our business and investing in our common stock, see the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” the risk factors set forth in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein, before purchasing our securities.

The Company

Advent is an advanced materials and technology development company operating in the fuel cell and hydrogen technology space. Advent develops, manufactures, and assembles complete fuel cell systems and the critical components that determine the performance of hydrogen fuel cells and other energy systems, as well as high-temperature proton exchange membranes (“HT-PEM” or “HT-PEMs”) and fuel cell systems for the off-grid and portable power markets and plans to expand into the mobility market. Advent’s mission is to become a leading provider of fuel cell systems, HT-PEMs, fuel cells, and HT-PEM based membrane electrode assemblies (“MEA” or “MEAs”), which are critical components used in fuel cells, and other electrochemical applications such as electrolyzers and flow batteries. Advent develops the core chemistry components, the MEAs, that enable fuel cells to operate at high temperatures and also provide these MEAs to third-party fuel cell manufacturers.

To date, Advent’s principal operations have been to develop and manufacture MEAs, and to design fuel cell stacks and complete fuel cell systems for a range of customers in the stationary power, portable power, automotive, aviation, energy storage and sensor markets. Advent has its headquarters, research and development, and manufacturing facility in Boston, Massachusetts, a product development facility in Livermore, California, and production facilities in Greece, Denmark, and Germany and sales and warehousing facilities in the Philippines.

The majority of Advent’s current revenue derives from the sale and servicing of fuel cell systems and MEAs, as well as the sale of membranes and electrodes for specific applications in the iron flow battery and cellphone markets, respectively. While fuel cell systems and MEA sales and associated revenues are expected to provide the majority of Advent’s future income, both of these markets remain commercially viable and have the potential to generate material future revenues based on Advent’s existing customers. Advent has also secured grant funding for a range of projects from research agencies and other organizations. Advent expects to continue to be eligible for grant funding based on its product development activities over the foreseeable future.

Advent plans to scale-up U.S. and European production and its global sales operations to handle future demand. Advent’s investment priorities are increasing MEA production volumes, executing on new product development initiatives (next-generation fuel cell systems and MEAs), and optimizing production operations to improve unit costs. Advent’s principal focus is on the total fuel cell market, from components to complete systems, and we plan to use our products and technology to address pressing global climate needs.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement filed under the Securitas Act of 1933, as amended (the “Securities Act”) declared effective or do not have a class of securities registered under the Exchange Act of 1934, as amended (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. Advent elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, Advent, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard, until such time Advent is no longer considered to be an emerging growth company. At times, Advent may elect to early adopt a new or revised standard. See Note 2 in the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for more information about the recent accounting pronouncements adopted and the recent accounting pronouncements not yet adopted for the year ended December 31, 2022.

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In addition, Advent relies on the other exemptions and reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, Advent intends to rely on such exemptions, Advent is not required to, among other things: (a) provide an auditor’s attestation report on Advent’s system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (b) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (c) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (d) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

Advent will remain an emerging growth company under the JOBS Act until the earliest of (a) the last day of Advent’s first fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement under the Securities Act, (b) the last date of Advent’s fiscal year in which Advent has total annual gross revenue of at least $1.235 billion, (c) the date on which Advent is deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which Advent has issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Risk Factors

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in, or incorporated into, this prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference herein or therein. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Corporate Information

Our principal executive offices are located at 500 Rutherford Avenue, Suite 102, Boston, MA 02129. Our telephone number is (617) 655-6000, and our website address is https://www.advent.energy. Information contained on our website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

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THE OFFERING

Shares of our common stock offered by the Selling Stockholder	50,635,593 shares of common stock, which includes 635,593 shares of our common stock issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement (the “Commitment Shares”). We will not receive any cash proceeds from the issuance of these Commitment Shares.

Shares of our common stock outstanding prior to the offering	52,261,643 shares(1)

Shares of common stock outstanding after giving effect to the issuance of the shares registered hereunder	102,897,236 shares.(2) The actual number of shares outstanding after the offering will vary depending upon the actual number of shares we issue and sell to Lincoln Park under the Purchase Agreement after the date of this prospectus.

Use of proceeds

We will not receive any proceeds from the resale of shares of common stock included in this prospectus by the Selling Stockholder. However, we may receive up to $50 million in aggregate gross proceeds under the Purchase Agreement from sales of common stock that we may elect to make to the Selling Stockholder pursuant to the Purchase Agreement, if any, from time to time in our sole discretion, from and after the Commencement Date.

We expect to use the net proceeds that we receive from sales of our common stock to the Selling Stockholder, if any, under the Purchase Agreement to fund the operating expenses and capital expenses for product development and plan to make substantial investments over the next several years, among others, in new production equipment and warehousing, systems assembly line, MEA assembly automation, aeronautical stacks, facility expansion, new hirings and general corporate purposes. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, we are unable to quantify the allocations of such proceeds among various potential uses. See “Use of Proceeds” on page 13 of this prospectus.

Risk Factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference into this prospectus for a discussion of certain factors to consider carefully before deciding to purchase any shares of our common stock.

Ticker symbols	“ADN” and “ADNWW” for the common stock and warrants, respectively.

(1)	Shares of common stock outstanding does not include the issuance of the Commitment Shares registered hereunder. The number of shares of common stock outstanding is based on 52,261,643 shares of common stock outstanding as of March 31, 2023 and does not include (a) 26,369,557 shares issuable upon exercise of outstanding warrants, and (b) 3,331,154 shares of common stock issuable upon exercise of outstanding options, 2,332,883 shares issuable upon vesting of outstanding restricted stock units and 234,754 shares of common stock reserved for future issuance of awards pursuant to the Company’s 2021 Equity Incentive Plan. Unless otherwise indicated, this prospectus assumes no exercise of outstanding stock options or warrants and no settlement of outstanding restricted stock units.
(2)	We intend to seek stockholder approval to, amongst other things, (i) increase the number of shares of common stock we are permitted to issue under our second amended and restated certificate of incorporation and (ii) permit the potential issuance of 20% or more of our common stock pursuant to the Purchase Agreement.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making a decision to invest in our common stock, you should carefully consider the risks described below as well as the other information included in this prospectus, including “Cautionary Note Regarding Forward-Looking Statements,” and the applicable prospectus supplement, and those risks discussed under Part I, Item 1A of our most recent Annual Report on Form 10-K under the heading “Risk Factors”, and updated in Part II, Item 1A of our subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors”, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our securities. For more information, see sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

Risks Related to this Offering

The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.

On April 10, 2023, we entered into the Purchase Agreement with Lincoln Park, which provides that, upon the terms and subject to the conditions and limitations set forth therein, we have the right, but not the obligation, to sell to Lincoln Park up to $50,000,000 of our common stock from time to time over the 36-month term of the Purchase Agreement. Upon the execution of the Purchase Agreement, we issued 635,593 shares of common stock to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the SEC has declared effective the registration statement of which this prospectus is a part and that such registration statement remains effective. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

Subject to the terms of the Purchase Agreement, we generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park. Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some, or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all or some of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

We may direct Lincoln Park to purchase up to $50,000,000 of our common stock under our agreement over a 36-month period generally in amounts up to 200,000 shares of our common stock (such purchases, “Regular Purchases”), which may be increased to up to 250,000 shares, 300,000 shares or 400,000 shares of our common stock depending on the market price of our common stock at the time of sale.

The extent we rely on Lincoln Park as a source of funding will depend on a number of factors, including the prevailing market price of our common stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our common stock could be reduced. A financing could involve one or more types of securities including common stock, convertible debt or warrants to acquire common stock. These securities could be issued at or below the then prevailing market price for our common stock. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

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We do not have enough authorized shares of common stock to issue all 50,000,000 shares offered hereunder and we require stockholder approval and the subsequent filing with the Secretary of State of the State of Delaware a certificate of amendment to our second amended and restated certificate of incorporation to effect an increase of the authorized number of shares of common stock available for issuance under the Purchase Agreement. There is no assurance that such stockholder approval will be obtained which will limit the funding from Lincoln Park and could materially and adversely affect the Company’s business, financial condition and results of operations.

We do not have enough shares of common stock currently authorized under our second amended and restated certificate of incorporation (the “certificate of incorporation”) to issue 50,000,000 shares to Lincoln Park pursuant to the Purchase Agreement. We currently have 110,000,000 shares of common stock authorized under our certificate of incorporation. As of March 31, 2023, we had 52,261,643 shares of common stock issued and outstanding, 26,369,557 shares issuable upon exercise of outstanding warrants, 3,301,314 shares issuable upon exercise of outstanding options, 2,332,883 shares issuable upon vesting of outstanding restricted stock units, and 273,643 shares available for future issuance as awards under the Company’s 2021 Equity Incentive Plan. Accordingly, we have approximately 25,460,960 authorized shares of common stock available for issuance. We currently do not have sufficient remaining authorized shares of common stock to fully utilize the $50 million under the Purchase Agreement unless and until an increase of our authorized shares of common stock is approved by stockholders and we file with the Secretary of State of the State of Delaware a certificate of amendment to our certificate of incorporation effecting such increase. If our stockholders do not approve the increase of authorized shares of common stock, our business development and financing alternatives will be limited by the lack of sufficient unissued and unreserved authorized shares of common stock, and stockholder value may be harmed, perhaps severely, by this limitation.

We have used almost all of our unreserved, authorized shares.

We have currently used almost all of our unreserved authorized shares and will need stockholder approval to implement an increase in our authorized shares of common stock. Our certificate of incorporation and the Delaware General Corporation Law (the “DGCL”), currently require the approval of stockholders holding not less than a majority of all outstanding shares of capital stock entitled to vote in order to approve an increase in our authorized shares of common stock. We currently plan to seek stockholder approval at our annual meeting, which is scheduled to be held on June 13, 2023. There are no assurances that stockholder approval will be obtained, in which event will be unable to raise additional capital through the issuance of shares of common stock to fund our future operations.

Our management will have broad discretion over the use of the net proceeds from our sale of shares of common stock to Lincoln Park, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from our sale of shares of common stock to Lincoln Park, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to the Selling Stockholder, or the actual gross proceeds resulting from those sales.

Because the purchase price per share to be paid by Lincoln Park for the shares of common stock that we may elect to sell to Lincoln Park under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock during the applicable period for each purchase made pursuant to the Purchase Agreement, if any, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of common stock that we will sell to Lincoln Park under the Purchase Agreement, the purchase price per share that Lincoln Park will pay for shares purchased from us under the Purchase Agreement, or the aggregate gross proceeds that we will receive from those purchases by Lincoln Park under the Purchase Agreement, if any.

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Moreover, although the Purchase Agreement provides that we may sell up to an aggregate of $50,000,000 worth of our common stock to Lincoln Park (the “Total Commitment”), 50,635,593 shares of our common stock, which includes 635,593 Commitment Shares, are being registered for resale by Lincoln Park under the registration statement that includes this prospectus, among which we may elect to sell to Lincoln Park, in our sole discretion, from time to time from and after the Commencement Date under the Purchase Agreement up to 50,000,000 shares of common stock. If, after the Commencement Date, the price of our stock declines and we elect to sell to Lincoln Park shares of common stock being registered for resale under this prospectus that are available for sale by us to Lincoln Park under the Purchase Agreement, depending on the market prices of our common stock during the applicable period for each purchase made pursuant to the Purchase Agreement, the actual gross proceeds from the sale of all such shares may be substantially less than the $50,000,000 Total Commitment available to us under the Purchase Agreement, which could materially adversely affect our liquidity.

Based on our current stock price, if it becomes necessary for us to issue and sell to Lincoln Park under the Purchase Agreement more than the 50,000,000 shares of our common stock in order to receive aggregate gross proceeds equal to the Total Commitment of $50,000,000 under the Purchase Agreement, we must file with the SEC one or more additional registration statements to register under the Securities Act the resale by Lincoln Park of any such additional shares of our common stock we wish to sell from time to time under the Purchase Agreement, which the SEC must declare effective. Plus, we will need to obtain stockholder approval to issue shares of common stock in excess of 10,447,102 shares (the “Exchange Cap”), which is 19.99% of the shares of common stock outstanding immediately prior to the execution of the Purchase Agreement, under the Purchase Agreement in accordance with applicable Nasdaq rules, unless the average per share purchase price paid by Lincoln Park for all shares of common stock sold under the Purchase Agreement equals or exceeds $1.08, in which case, under applicable Nasdaq rules, the Exchange Cap limitation will not apply to issuances and sales of common stock under the Purchase Agreement, in each case, before we may elect to sell any additional shares of our common stock to Lincoln Park under the Purchase Agreement. Any issuance and sale by us under the Purchase Agreement of a substantial amount of shares of common stock in addition to the 50,635,593 shares of common stock being registered for resale by Lincoln Park under this prospectus could cause additional substantial dilution to our stockholders. The number of shares of our common stock ultimately offered for sale by Lincoln Park is dependent upon the number of shares of common stock, if any, we ultimately sell to Lincoln Park under the Purchase Agreement.

The number of shares that may be issued to Lincoln Park under the terms of the Purchase Agreement may be limited due to the requirements of the Nasdaq Capital Market.

Under Nasdaq Listing Rule 5635(d), in the event our common stock price declines below $1.08 per share, we need stockholder approval for the potential issuance and sale of 20% or more of our common stock in order to issue shares of common stock to receive all the $50,000,000 Total Commitment proceeds under the Purchase Agreement. We currently plan to seek such stockholder approval at our annual meeting, which is scheduled to be held on June 13, 2023. There is no assurance that such stockholder approval will be obtained which could adversely prevent us from receiving all the $50,000,000 Total Commitment under the Purchase Agreement.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Purchase Agreement, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Lincoln Park. If and when we do elect to sell shares of our common stock to Lincoln Park pursuant to the Purchase Agreement, after Lincoln Park has acquired such shares, Lincoln Park may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Lincoln Park in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and in some cases substantial dilution and different outcomes in their investment results.

Investors may experience a decline in the value of the shares they purchase from Lincoln Park in this offering as a result of future sales made by us to Lincoln Park at prices lower than the prices such investors paid for their shares in this offering.

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LINCOLN PARK TRANSACTION

On April 10, 2023, we entered into the Purchase Agreement and the Registration Rights Agreement with Lincoln Park. Pursuant to the Purchase Agreement, we have the right to sell to Lincoln Park up to $50 million of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of common stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities to Lincoln Park under the Purchase Agreement. In accordance with our obligations under the Registration Rights Agreement, we have filed the registration statement that includes this prospectus with the SEC to register under the Securities Act the resale by Lincoln Park of up to 50,635,593 shares of common stock, consisting of 635,593 Commitment Shares (as defined in the Purchase Agreement) that we issued to Lincoln Park as payment of a commitment fee for its commitment to purchase shares of common stock at our election under to the Purchase Agreement, and up to 50,000,000 shares of common stock that we may elect, in our sole discretion, to issue and sell to Lincoln Park, from time to time from and after the Commencement Date under the Purchase Agreement.

We do not have the right to commence any sales of our common stock to Lincoln Park under the Purchase Agreement until the Commencement Date, which is the date on which all of the conditions to Lincoln Park’s purchase obligation set forth in the Purchase Agreement have been satisfied, including that the registration statement that includes this prospectus be declared effective by the SEC. From and after the Commencement Date, we will have the right, but not the obligation, from time to time at our sole discretion over the 36-month period commencing on the Commencement Date, to direct Lincoln Park to purchase up to 200,000 shares of our common stock on such business day (or the purchase date) provided that the closing sale price of our common stock on Nasdaq is not below $0.50 on the applicable purchase date, which we refer to as a Regular Purchase (such maximum number of purchase shares, as may be adjusted from time to time, the “Regular Purchase Share Limit”). However, that the Regular Purchase Share Limit shall be increased to: (i) a Regular Purchase may be increased to up to 250,000 shares if the closing sale price of our common stock on Nasdaq is not below $1.50 on the applicable purchase date, (ii) a Regular Purchase may be increased to up to 300,000 shares if the closing sale price of our common stock on Nasdaq is not below $3.00 on the applicable purchase date, and (iii) a Regular Purchase may be increased to up to 400,000 shares if the closing sale price of our common stock on Nasdaq is not below $5.00 on the applicable purchase date.

From and after the Commencement Date, we will control the timing and amount of any sales of common stock to Lincoln Park. Actual sales of shares of our common stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for our business and its operations.

Under the applicable Nasdaq rules, in no event may we issue to Lincoln Park under the Purchase Agreement more than 10,447,102 shares of common stock, which number of shares is equal to 19.99% of the shares of the common stock outstanding as of the date of the Purchase Agreement (the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules or (ii) the average price per share paid by Lincoln Park for all of the shares of common stock that we direct Lincoln Park to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $1.08 per share (representing the lower of the official closing price of our common stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement or the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, as adjusted pursuant to applicable Nasdaq rules). Moreover, we may not issue or sell any shares of common stock to Lincoln Park under the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by Lincoln Park and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in Lincoln Park beneficially owning shares of common stock in excess of the 9.99% Beneficial Ownership Limitation (as such term defined in the Purchase Agreement).

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Purchase of Shares of Common Stock Under the Purchase Agreement

Regular Purchases

Under the Purchase Agreement, after the Commencement Date (as defined below), on any business day selected by us, we may direct Lincoln Park to purchase up to 200,000 shares of its Common Stock on such business day (or the purchase date) (a “Regular Purchase”), provided that the closing sale price of the Company’s Common Stock on the Nasdaq Stock Market (“Nasdaq”) on the applicable purchase date is not below $0.50 and subject to other adjustments. A Regular Purchase may be increased to up to (i) 250,000 shares if the closing sale price of the Company’s Common Stock on Nasdaq is not below $1.50 on the applicable purchase date; (ii) 300,000 shares if the closing sale price of the Company’s Common Stock on Nasdaq is not below $3.00 on the applicable purchase date; and (iii) 400,000 shares if the closing sale price of the Company’s common stock on Nasdaq is not below $5.00 on the applicable purchase date. The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement.

The purchase price per share for each such Regular Purchase will be equal to the lesser of:

●	the lowest sale price for the Company’s Common Stock on Nasdaq on the purchase date of such shares; and

●	the average of the three lowest closing sale prices for the Company’s Common Stock on Nasdaq during the 10 consecutive business days prior to the purchase date of such shares.

Accelerated Purchases

We may also direct Lincoln Park, on any business day on which we have submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase, to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, of up to the lesser of:

●	three times the number of shares purchased pursuant to such Regular Purchase; and

●	30% of the aggregate shares of the Company’s Common Stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed (the “Accelerated Purchase Measurement Period”).

The purchase price per share for each such Accelerated Purchase will be equal to 95% of the lower of:

●	the volume-weighted average price of the Company’s Common Stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

●	the closing sale price of the Company’s Common Stock on Nasdaq on the applicable Accelerated Purchase date.

Additional Accelerated Purchases

We may also direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an additional amount of our common stock (the “Additional Accelerated Purchase”), of up to the lesser of:

●	three times the number of shares purchased pursuant to the applicable corresponding Regular Purchase; and

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●	30% of the aggregate shares of the Company’s Common Stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Additional Accelerated Purchase date prior to such time that any one of such thresholds is crossed (the “Additional Accelerated Purchase Measurement Period”).

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.

The purchase price per share for each such Additional Accelerated Purchase will be equal to 95% of the lower of:

●	the volume-weighted average price of our common stock on Nasdaq during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

●	the closing sale price of our common stock on Nasdaq on the applicable Additional Accelerated Purchase date.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

Events of Default

Events of default under the Purchase Agreement include the following:

●	the effectiveness of a registration statement registering the sale or resale of the securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such registration statement (or the prospectus forming a part thereof) is unavailable to the Investor for sale or resale of any or all of the securities to be issued to Lincoln Park under the Transaction Documents (as defined in the Purchase Agreement) that are required to be included therein, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) business days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates a registration statement after Lincoln Park has confirmed in writing that all of the securities covered thereby have been resold or (ii) the Company supersedes one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering securities (provided in the case of this clause (ii) that all of the securities covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

●	suspension by the principal market of our common stock from trading for a period of one business day, provided that the Company may not direct Lincoln Park to purchase any shares of common stock during any such suspension;

●	the delisting of our common stock from the Nasdaq Capital Market, our principal market, unless our common stock is immediately thereafter trading on the Nasdaq Global Select Market, the Nasdaq Global Market, the New York Stock Exchange, the Nasdaq Capital Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board or the OTCQB or the OTCQX operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing);

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●	the failure for any reason by our transfer agent to issue shares of our common stock to Lincoln Park within two business days after any Regular Purchase date, Accelerated Purchase date or Additional Accelerated Purchase date, as applicable, on which Lincoln Park is entitled to receive such shares;

●	any breach of the representations, warranties, covenants or other terms or conditions contained in the Purchase Agreement or Registration Rights Agreement or any other certificate, instrument or document executed by the Company contemplated in such transaction documents if such breach would reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement) except, in the case of a breach of a covenant that is reasonably curable, that is not cured within a period of at least five business days;

●	if any Person (as defined in the Purchase Agreement) commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

●	if the Company is at any time insolvent, or, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

●	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company; or

●	if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares or if the Company fails to maintain the service of its transfer agent (or a successor transfer agent) with respect to the issuance of Purchase Shares under this Agreement, including but not limited to, maintaining the effectiveness of the Commencement Irrevocable Transfer Instructions, payment of all owed to the Transfer Agent and satisfaction of all conditions required by the Transfer Agent to issue Purchase Shares pursuant to the Commencement Irrevocable Transfer Agent Instructions.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above however, the Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us. During an event of default, all of which are outside of Lincoln Park’s control, we may not direct Lincoln Park to purchase any shares of our common stock under the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

●	the first day of the month immediately following the 36-month anniversary of the Commencement Date;

●	the date on which the Company commences a voluntary bankruptcy case or any third party commences a bankruptcy proceeding against the Company, a custodian is appointed for the Company in a bankruptcy proceeding for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors; and

●	the date on which Lincoln Park shall have purchased shares of our common stock under the Purchase Agreement for an aggregate gross purchase price equal to $50 million.

We have the right to terminate the Purchase Agreement at any time after the Commencement Date for any reason or for no reason, without any liability whatsoever, upon one business day’s notice to Lincoln Park.

We and Lincoln Park also have the option to terminate the Purchase Agreement in the event that the Commencement Date has not occurred on or before August 1, 2023, due to the other party’s failure to satisfy its conditions set forth in the Purchase Agreement.

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No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Prohibitions on Other Equity Lines of Credit

Subject to specified exceptions included in the Purchase Agreement, until the expiration of the 36-month term of the Purchase Agreement, we are limited in our ability to enter into any “equity line of credit” or other similar continuous offering in which we may offer, issue or sell common stock or securities convertible into or exercisable for common stock at a future determined price, other than an “at the market offering” exclusively through a registered broker-dealer acting as our agent.

Effect of Sales of our Common Stock under the Purchase Agreement on our Stockholders

All shares of common stock that may be issued or sold by us to Lincoln Park under the Purchase Agreement that are being registered under the Securities Act for resale by Lincoln Park in this offering are expected to be freely tradable. The shares of common stock being registered for resale in this offering may be issued and sold by us to Lincoln Park from time to time at our discretion over a period of up to 36 months commencing on the Commencement Date. The resale by Lincoln Park of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock, if any, to Lincoln Park under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the shares of our common stock that may be available for us to sell to Lincoln Park pursuant to the Purchase Agreement.

If and when we do elect to sell shares of our common stock to Lincoln Park pursuant to the Purchase Agreement, after Lincoln Park has acquired such shares, Lincoln Park may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $50,000,000 of our common stock, exclusive of the 635,593 Commitment Shares issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap or the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $1.08 per share, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would exceed the 9.99% of our outstanding shares of common stock.

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The following table sets forth the sale of shares of common stock to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price	Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(2)
$1.00 (3)	50,635,593	48.9%
$1.08 (4)	46,931,889	47.0%
$1.50 (5)	33,968,926	39.1%
$3.00	17,302,260	24.7%
$5.00	10,635,593	16.7%

(1)	Includes the total number of Purchase Shares that we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $50,000,000, if available, without giving effect to the Exchange Cap or the Beneficial Ownership Cap, and includes the Commitment Shares. Also assumes an increase of our authorized shares of common stock when the assumed average purchase price equals to $1.00, $1.08, or $1.50. The assumed average purchase prices per share are solely for illustrative purposes and are not intended to be estimates or predictions of the future performance of our common stock.
(2)	The denominator is based on 52,261,643 shares of our common stock outstanding as of March 31, 2023, as adjusted to include the issuance of (i) 635,593 Commitment Shares being issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, and (ii) the sale of the number of shares set forth in the adjacent column (which is comprised of the number of shares we may sell to Lincoln Park under the Purchase Agreement, assuming the average purchase price in the first column). The numerator is based on the aggregate number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.
(3)	Also assumes stockholder approval for an increase of our authorized shares of common stock and stockholder approval for the potential issuance and sale of 20% or more of our common stock to Lincoln Park pursuant to the Purchase Agreement.
(4)	The Minimum Price, which was the closing sale price of our common stock on The Nasdaq Capital Market on April 10, 2023. Also assumes stockholder approval for an increase of our authorized shares of common stock and stockholder approval for the potential issuance and sale of 20% or more of our common stock to Lincoln Park pursuant to the Purchase Agreement.
(5)	Also assumes stockholder approval for an increase of our authorized shares of common stock.

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USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by Lincoln Park. All of the common stock offered by Lincoln Park pursuant to this prospectus will be sold by Lincoln Park for its own account. We will not receive any of the proceeds from these sales. We may receive up to $50 million aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of common stock to Lincoln Park after the date of this prospectus. Because we are not obligated to sell any shares of our common stock under the Purchase Agreement, other than the Commitment Shares, the actual total offering amount and proceeds to us, if any, are not determinable at this time. See the section titled “Plan of Distribution” elsewhere in this prospectus for more information.

We expect to use the net proceeds that we receive from sales of our common stock to the Selling Stockholder, if any, under the Purchase Agreement to fund the operating expenses and capital expenses for product development and plan to make substantial investments over the next several years, among others, in new production equipment and warehousing, systems assembly line, MEA assembly automation, aeronautical stacks, facility expansion, new hirings and general corporate purposes. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, we are unable to quantify the allocations of such proceeds among various potential uses. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities. There can be no assurance that we will sell any shares under or fully utilize the Purchase Agreement as a source of financing.

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SELLING STOCKHOLDER

This prospectus relates to the offer and resale by Lincoln Park of up to 50,635,593 shares of common stock that have been and may be issued by us to Lincoln Park under the Purchase Agreement. For additional information regarding the shares of common stock included in this prospectus, see the section titled “Lincoln Park Transaction” above. We are registering the shares of common stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with Lincoln Park on April 10, 2023 in order to permit Lincoln Park to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution” in this prospectus, Lincoln Park has not had any material relationship with us within the past three years.

The table below presents information regarding Lincoln Park and the shares of common stock that may be resold by Lincoln Park from time to time under this prospectus. This table is prepared based on information supplied to us by Lincoln Park, and reflects holdings as of April 10, 2023. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of common stock being offered for resale by Lincoln Park under this prospectus. Lincoln Park may sell some, all or none of the shares being offered for resale in this offering. We do not know how long Lincoln Park will hold the shares before selling them, and we are not aware of any existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which Lincoln Park has sole or shared voting and investment power. The percentage of shares of common stock beneficially owned by Lincoln Park prior to the offering shown in the table below is based on an aggregate of 52,261,643 shares of our common stock outstanding on March 31, 2023. Because the purchase price to be paid by Lincoln Park for shares of common stock, if any, that we may elect to sell to Lincoln Park from time to time under the Purchase Agreement will be determined on the applicable dates for such purchases, the actual number of shares of common stock that we may sell to Lincoln Park under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by Lincoln Park of all of the shares of common stock being offered for resale pursuant to this prospectus..

	Selling Stockholders
Selling Stockholder(1)	Shares of Common Stock Beneficially Owned Prior to Offering(2)	%(3)	Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After the Offered Shares are Sold(4)%
Lincoln Park Capital Fund, LLC (1)	635,593	1.2%	50,635,593	0	-

(1)	Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park, are deemed to be beneficial owners of all of the shares of common stock owned by Lincoln Park. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park is not a licensed broker dealer or an affiliate of a licensed broker dealer.
(2)	Represents the 635,593 shares of common stock we issued to Lincoln Park on April 10, 2023 as Commitment Shares in consideration for entering into the Purchase Agreement with us. In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the offering of all of the shares that Lincoln Park may be required to purchase under the Purchase Agreement, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the Purchase Agreement, the satisfaction of which are entirely outside of Lincoln Park’s control, including the registration statement that includes this prospectus becoming and remaining effective. Also, the Purchase Agreement prohibits us from issuing and selling any shares of our common stock to Lincoln Park to the extent such shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would cause Lincoln Park’s beneficial ownership of our common stock to exceed the 9.99% Beneficial Ownership Limitation. The Purchase Agreement also prohibits us from issuing or selling shares of our common stock under the Purchase Agreement in excess of the 19.99% Exchange Cap, unless we obtain stockholder approval to do so, or unless the average price per share paid by Lincoln Park for all shares of common stock purchased by Lincoln Park under the Purchase Agreement equals or exceeds $1.08 per share, in which case the Exchange Cap limitation would no longer apply under applicable Nasdaq rules. Neither the Beneficial Ownership Limitation nor the Exchange Cap (to the extent applicable under Nasdaq rules) may be amended or waived under the Purchase Agreement.
(3)	Applicable percentage ownership is based on 52,261,643 shares of our common stock outstanding as of March 31, 2023.
(4)	Assumes the resale of all shares being offered pursuant to this prospectus.

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PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the Selling Stockholder, Lincoln Park Capital Fund, LLC (“Lincoln Park”). The shares may be sold or distributed from time to time by Lincoln Park directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.

We entered into the Purchase Agreement with Lincoln Park on April 10, 2023. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth therein, Lincoln Park is committed to purchase an aggregate of up to $50,000,000 of our common stock over the 36-month term of the Purchase Agreement. In consideration for entering into the Purchase Agreement, we issued 635,593 Commitment Shares to Lincoln Park. See section titled “Lincoln Park Transaction.”

The sale of the shares of our common stock offered by this prospectus could be effected in one or more of the following methods:

●	ordinary brokers’ transactions;

●	transactions involving cross or block trades;

●	through brokers, dealers or underwriters who may act solely as agents;

●	“at the market” into an existing market for our common stock;

●	in other ways not involving market makes or established business markets, including direct sales to purchasers or sales effected through agents;

●	in privately negotiated transactions;

●	any combination of the foregoing; or.

●	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Lincoln Park has informed us that it intends to use an unaffiliated broker to effectuate all sales, if any, of our common stock that it may acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Lincoln Park has informed us that each such broker-dealer, may receive commissions from Lincoln Park for executing such sales for Lincoln Park and, if so, such commissions will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by Lincoln Park through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by Lincoln Park may be less than or in excess of customary commissions. Neither we nor Lincoln Park can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by Lincoln Park.

We know of no existing arrangements between Lincoln Park and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this prospectus.

15

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by Lincoln Park, including with respect to any compensation paid or payable by Lincoln Park to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by Lincoln Park, and any other related information required to be disclosed under the Securities Act. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder, and any other required information.

We may engage in “at-the-market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to Lincoln Park.

We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park represented to us that at no time prior to the date of the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Lincoln Park, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

No securities may be sold under this prospectus without delivery, in paper format or in electronic format, or both, of the applicable prospectus or prospectus supplement describing the method and terms of the offering.

Listing of Common Stock and Transfer Agent

Our common stock is listed on Nasdaq and trades under the symbol “ADN.” The transfer agent for our common stock is Continental Stock Transfer & Trust Company.

16

LEGAL MATTERS

Manatt, Phelps & Philips LLP passed upon certain legal matters relating to the validity of the securities offered hereby on behalf of the Company.

EXPERTS

The consolidated financial statements of Advent Technologies Holdings, Inc. appearing in Advent Technologies Holdings, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2022, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors-Accountants, or SOEL, Greece with registration number 107.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act, with respect to the common stock and warrants offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

We also maintain an Internet website at http://www.advent.energy. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

17

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 31, 2023 (the “Annual Report”);

●	our Current Reports on Form 8-K, filed with the SEC on March 10, 2023, March 29, 2023, March 31, 2023 and April 11, 2023 (in each case, excluding Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto); and

●	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on November 14, 2018, as amended by our Current Reports on Form 8-K filed with the SEC on February 9, 2021 (File No.: 001-28742), and any amendment or report filed with the SEC for the purpose of updating such description, including Exhibit 4.4 to the Annual Report.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents that we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request additional free copies of this prospectus and a free copy of any documents incorporated by reference in this prospectus you should contact us by telephone or in writing:

Advent Technologies Holdings, Inc.

Attn: James F. Coffey, Corporate Secretary

500 Rutherford Avenue, Suite 102

Boston, MA 02129

(617) 655-6000

18

ADVENT TECHNOLOGIES HOLDINGS, INC.

Up to 50,000,000 Shares of Common Stock

and 635,593 Shares of Common Stock

Prospectus

          , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses (except in the case of the SEC registration fee and the FINRA filing fee), to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

SEC registration fee		$26,560
FINRA filing fee		$36,653
Trustee’s fees and expenses			*
Transfer agent and registrar fees			*
Printing expenses			*
Accounting fees and expenses			*
Rating agency fees			*
Legal fees and expenses			*
Miscellaneous expenses			*
Total	$		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

As permitted by Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation contains a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our executive officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our executive officers and directors as incurred in connection with proceedings against them for which they may be indemnified, subject to the indemnitee signing an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision that such indemnitee is not entitled to be indemnified for such expenses.

Section 145(a) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that their conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which the Court of Chancery of the State of Delaware or such other court shall deem proper.

We have entered into indemnification agreements with our executive officers, directors, and controller.

We maintain director and officer liability insurance for the benefit of our directors, executive officers, and controller.

Item 16.	Exhibits.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included by post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, or the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1	Second Amended and Restated Certificate of Incorporation of Advent Technologies Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on February 9, 2021).
3.2	Second Amended and Restated Bylaws of Advent Technologies Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on September 2, 2022).
4.1*	Form of Certificate of Designation, Preferences and Rights for Preferred Stock (including form of preferred stock certificate)
4.2+	Form of Indenture for Senior Debt Securities
4.3+	Form of Indenture for Subordinated Debt Securities
4.4*	Form of Global Note for Senior Debt Securities
4.5*	Form of Global Note for Subordinated Debt Securities
4.6*	Form of Warrant Agreement and Warrant Certificate
4.7*	Form of Rights Agreement and Rights Certificate, if any
4.8*	Form of Unit Agreement and Unit Certificate
5.1+	Legal Opinion of Manatt, Phelps & Philips LLP
10.1	Purchase Agreement, dated as of April 10, 2023, by and between Advent Technologies Holdings, Inc., and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on April 11, 2023)
10.2	Registration Rights Agreement, dated as of April 10, 2023, by and between Advent Technologies Holdings, Inc. and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on April 11, 2023)
23.1+	Consent of Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm for Advent Technologies Holdings Inc.
23.2+	Consent of Manatt, Phelps & Philips LLP (included in Exhibit 5.1 filed herewith)
24.1+	Power of Attorney (included on signature page hereto)
25.1**	Form T-1 Statement of Eligibility and Qualification of Trustee under the Senior Indenture under the Trust Indenture Act of 1939, as amended
25.2**	Form T-1 Statement of Eligibility and Qualification of Trustee under the Subordinated Indenture under the Trust Indenture Act of 1939, as amended
107+	Filing Fee Table

+	Filed herewith.
*	To be filed, if necessary, either by amendment to this registration statement or as an exhibit to a document to be incorporated by reference in this registration statement.
**	To be filed, if necessary, separately under the electronic form type 305B2 pursuant to Section 305(B)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 21st day of April, 2023.

Advent Technologies Holdings, Inc.

By:	/s/ Vassilios Gregoriou
Name:	Vassilios Gregoriou
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Vassilios Gregoriou and Kevin Brackman his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates below.

Name	Position	Date

/s/ Vassilios Gregoriou	Chief Executive Officer and Chairman of the Board	April 21, 2023
Vassilios Gregoriou

/s/ Kevin Brackman	Chief Financial Officer	April 21, 2023
Kevin Brackman

/s/ Emory De Castro	Chief Technology Officer and Director	April 21, 2023
Emory De Castro

/s/ Wayne Threatt	Director	April 21, 2023
Wayne Threatt

/s/ Anggelos Skutaris	Director	April 21, 2023
Anggelos Skutaris

/s/ Panoraia Gourdoupi	Director	April 21, 2023
Panoraia Gourdoupi

/s/ Lawrence Epstein	Director	April 21, 2023
Lawrence Epstein

/s/ Von McConnell	Director	April 21, 2023
Von McConnell